Exhibit 3.8

State of Delaware Secretary of State Division of Corporations Delivered 09:08 AM 05/16/2013 FILED 09:05 AM 05/16/2013 SRV 130591821 - 2431489 FILE

AMENDED AND RESTATED

CERTIFICATE OF TRUST

OF

FOSSIL TRUST

This Amended and Restated Certificate of Trust of Fossil Trust (the “Trust”) is being duly executed and filed by the undersigned, as trustee, in accordance with the provisions of Section 3810 of the Delaware Statutory Trust Act, 12 Del. C. §§ 3801 et seq. (the “Act”) for the purpose of amending and restating the Certificate of Trust of the Trust filed with the Office of the Secretary of State of the State of Delaware (the “State Office”) on August 31,1994, as amended by the Certificate of Amendment of the Trust filed with the State Office on October 11, 2002 and as further amended by the Certificate of Change of Locations of Registered Office and/or Registered Agent of the Trust filed with the State Office on January 27, 2004.

The Certificate of Trust of the Trust, as amended, is hereby amended and restated in its entirety to read as follows:

1. Name. The name of the Trust is Fossil Trust.

2. Resident Trustee. The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware meeting the requirements of Section 3807 of the Act are as follows:

Wilmington Trust Company

1100 North Market Street

Rodney Square North

Wilmington, DE 19890

Attn: Corporate Trust Administration

3. Registered Agent. The business address of the registered office of the Trust in the State of Delaware is Wilmington Trust SP Services, Inc., 1105 North Market Street, Suite 1300, Wilmington, Delaware 19801. The name of the Trust’s registered agent at such address is

Wilmington Trust SP Services, Inc.

4. Effective. This Amended and Restated Certificate of Trust shall be effective immediately upon filing in the State Office.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned, being a trustee of the Trust, has duly executed this Amended and Restated Certificate of Trust as of May 15, 2013

Wilmington Trust Company, not in its individual capacity but solely as Delaware Trustee of the Trust

By:	/s/ Jennifer A. Luce
Name:	Jennifer A. Luce
Title:	Vice President